EXHIBIT 10

MODIFICATION TO CREDIT AGREEMENT

This Modification to Credit Agreement ("Modification") is made as of October 13, 2009, by and among OWENS MORTGAGE INVESTMENT FUND, a California limited partnership (“Borrower”) and CALIFORNIA BANK & TRUST, FIRST BANK and CITY NATIONAL BANK (which are collectively known as “Lenders”).

RECITALS

A.           Pursuant to the terms of a Credit Agreement ("Credit Agreement") between Lenders and Borrower dated as of August 31, 2001, Lenders agreed to make Revolving Loans to Borrower up to the credit limit of the principal sum of $20,000,000.  California Bank & Trust is the agent of Lenders under the Credit Agreement (“Agent”).  The Credit Agreement was amended by a Modification to Credit Agreement, dated February 28, 2002, executed by the parties that, among other things, added Swing Loans to the facility.  The Revolving Loans and Swing Loans are collectively referred to as “Loans.”  By a Modification to Credit Agreement, dated August 16, 2002, executed by the parties, the “Amount of Aggregate Commitment” for each Lender was increased.  By a Modification to Credit Agreement dated July 31, 2003, executed by the parties, the “Commitment Termination Date” was extended to July 31, 2005.  By a further Modification to Credit Agreement dated July 31, 2005, the “Commitment Termination Date” was extended to September 30, 2005.  By another Modification to Credit Agreement, dated September 30, 2005, the “Commitment Termination Date” was extended to July 31, 2007.  By another Modification to Credit Agreement, dated February 9, 2006, the Amount of Aggregate Commitment for each Lender through July 31, 2006 was amended and Second Replacement Revolving Promissory Notes were executed.  By a Modification to Credit Agreement, dated August 15, 2006, compliance with section 11.25 of the Credit Agreement as of September 30, 2006 was waived. By a further Modification to Credit Agreement, dated February 23, 2007, the “Amount of Aggregate Commitment” for Loans was temporarily increased through July 31, 2007, provision for an Unused Commitment Fee was added, and Third Replacement Promissory Notes were executed. By another Modification to Credit Agreement, dated July 20, 2007, the Commitment Termination Date was further extended to July 31, 2009.  The Credit Agreement was again amended by a Modification to Credit Agreement, dated March 31, 2008, by which the Amount of Aggregate Commitment was changed, the Unused Commitment Fee was reaffirmed, and the Minimum Tangible Net Worth covenant was adjusted, among other things.  The Credit Agreement was last amended by a Modification to Credit Agreement, dated March 27, 2009 by which section 5.1 of the Credit Agreement was modified to establish an interest rate floor

B.           In response to Borrower's request and in reliance upon Borrower's representations made to Lenders in support thereof, Lenders have agreed to further modify the terms of the Credit Agreement, as set forth in this Modification.  Capitalized terms shall have the meanings assigned to them in the Credit Agreement, as previously modified, except as set forth in this Modification.

AGREEMENT

NOW, THEREFORE, Borrower and Lenders agree as follows:

1.    Adoption of Recitals.  Borrower hereby represents and warrants that each of the recitals set forth above is true, accurate and complete.

2.                Conditions Precedent.  This Modification shall become effective only upon Borrower's delivery or satisfaction of the following conditions in form and substance acceptable to Agent:

(a)   There shall be no Event of Default under the Credit Agreement, except as waived hereby;

(b)   Borrower shall execute this Modification;

(c)   Guarantor shall execute the Acknowledgment and Consent appended to the Modification;

(d)   Borrower shall pay to Agent all of Agent’s attorneys' fees incurred in the preparation of this Modification and all out-of-pocket fees incurred by Agent in connection with this Modification, including recordation fees and title insurance premiums; and

(e)   Borrower shall provide any other items or documents required by Agent in connection with the consummation of this transaction.

3.           Conditions Subsequent.              By October 30, 2009, Borrower shall perform the following conditions subsequent;

(a)           Borrower shall deliver Deeds of Trust in form satisfactory to Agent on parcels of real property owned by Borrower, which Deeds of Trust shall be recorded in the office of the county recorder for the county in which the real property is located.  Borrower shall also execute and deliver to Agent Assignments of Promissory Notes and related Assignments of Deeds of Trust (collectively “Assignments”) in form acceptable to Agent for current performing note receivables in favor of Borrower.  The Assignments shall be accompanied by the original promissory note for the related note receivable. The value of the Borrower’s real estate encumbered by the Deeds of Trust and the value of the notes receivable for which Assignments are provided shall be in a total amount of not less than two hundred percent (200%) of the Liabilities as determined by Agent in its absolute discretion.  The real property for which Deeds of Trust are to be provided and the notes receivable related to the Assignments shall be selected by Agent in its absolute discretion.

(b)           Borrower shall provide Agent with title insurance for the Deeds of Trust delivered to Agent under subsection (a) above in form, substance and amount acceptable to Agent.

4. Representations and Warranties.  Borrower hereby represents and warrants that no event of default, breach or failure of condition has occurred or exists, or would exist with notice or lapse of time, or both, under any of the Credit Documents, and all representations and warranties of Borrower in this Modification and the other Credit Documents are true and correct as of the date of this Modification and shall survive the execution of this Modification.

5.   Modification of Loan Documents.  The Credit Documents are hereby supplemented, amended and modified to incorporate the following, which shall supersede and prevail over any existing and conflicting provisions thereof:

(a)           The Lenders shall not be required to make further Loans under the Credit Agreement;

(b)           The definition of “Commitment Termination Date” in Section 1.1 of the Credit Agreement is amended by deleting the date “July 31, 2009” and inserting “March 31, 2010” in its place.

(c)           Although no further advances are required, the “Amount of Aggregate Commitment” for Loans as provided on the execution pages of the Credit Agreement for each Lender shall be modified as follows:

$21,516,000.00 in the case of California Bank & Trust;

$10,758,000.00 in the case of First Bank; and

$7,172,000.00 in the case of City National Bank.

(d)           Section 4.1 of the Credit Agreement, entitled “Revolving Loans,” is deleted and replaced with the following:

Notes.  The Loans shall be (i) evidenced by the Revolving Notes executed by Borrower,  (ii) be made payable to the order of each Lender and (iii) mature on the Commitment Termination Date when all principal shall be due, subject to acceleration upon an Event of Default.  All Loans and all payments of principal thereof shall be evidenced by each Lender in its records or, at such Lender’s option, on the schedule attached to its Notes, which records or schedules shall be presumptive evidence of the subject matter thereof.  In the event that Borrower liquidates any real estate or other investment asset, the proceeds thereof, less such seller costs as Agent shall deem reasonable in the exercise of its absolute discretion, shall be paid to Lenders for application to principal on the Loans.  All payments of principal received by Borrower on its note receivables, other than the currently due installment (other than at maturity), shall be remitted to Lenders for application to the outstanding principal balances on the Loans.  All Loans and all payments of principal thereof shall be evidenced by each Lender in its records or, at such Lender’s option, on the schedule attached to its Revolving Notes, which records or schedules shall be presumptive evidence of the subject matter thereof.

(e)           Section 5.1 of the Credit Agreement, entitled “Interest,” is modified bydeleting subsection (a) thereof and replacing it with the following:

Loans.  The unpaid principal amount of each Loan shall bear interest prior to maturity at a rate per annum equal to the Reference Rate plus one and one-half percentage points (R + 1.50%)in effect from time to time but in no event shall interest accrue at less than seven and one half percent (7.50%) per annum

(f)           Article 8 of the Credit Agreement, entitled “Security,” is deleted andreplaced with the following:

The Liabilities of the Borrower shall be secured pursuant to the Security Documents, each of which shall be in form and substance satisfactory to the Agent.  The Security Documents shall include a Security Agreement, Deeds of Trust encumbering real property owned by Borrower as required by Agent (“Deeds of Trust”) and Assignments of Deeds of Trust and Assignments of Promissory Notes related to notes receivable (collectively “Assignments”). Borrower agrees from time to time to execute all instruments and documents and to pay all fees necessary or desirable in order for the Agent to perfect and continue the perfection of the security interests created by the Security Documents and to otherwise effect the purposes thereof.  The Agent and the Lenders shall not be required to return or release all or any portion of any collateral granted under any Security Document until such time as the Liabilities shall have been paid in full and all commitments related thereto have been terminated except as otherwise expressly provided in this Agreement or in the Security Documents.  Notwithstanding the foregoing, Agent shall release Deeds of Trust and Assignments on a prorate basis as pay downs are made to the Liabilities, but in no event shall the value of the Deeds of Trust held by Agent plus the value of the notes receivable as evidenced by the Assignments held by the Agent be less than two hundred percent (200%) of the Liabilities as such value is determined by Agent in its absolute discretion.  With the written consent of the Agent, which may be withheld in the exercise of Agent’s absolute discretion, Borrower may substitute new Deeds of Trust and Assignments for those previously executed and delivered to Agent, provided that Borrower maintains the requisite two hundred percent valuation as determined by Agent.  Any substitutions shall be on such terms as Agent shall require, including payment of recordation fees and title insurance premiums.

(g)            Section 11.1 of the Credit Agreement, entitled “Financial Statements and Other Information,” is modified by adding the following subsections:

(vi)           within fifteen (15) days of the end of each month, a delinquency report and cash flow forecast, each of which shall be in a form acceptable to Agent and certified as accurate by Borrower’s chief financial officer, vice president responsible for accounting, controller or vice president;

(vii)           within thirty (30) days of the end of each fiscal quarter, a loan loss allowance analysis and a real estate owned report, each of which shall be in a form acceptable to Agent and certified as accurate by Borrower’s chief financial officer, vice president responsible for accounting, controller or vice president.

(h)           Section 11.9 of the Credit Agreement, entitled “Profitability,” is deleted and replaced with the following:

Maximum Outstanding Principal to Asset Value Ratio:  Borrower shall not permit the outstanding principal balance on all Loans to exceed sixty-five percent (65%) of the sum of (a) the value of Borrower real estate and (b) the principal balance due on Borrower’s non-delinquent notes receivables.  For purposes of this ratio, the value of Borrower’s real estate shall be determined by Agent in its absolute discretion except in the case of manifest error.

(i)           The following new section 11.15, entitled “Restricted Payments,” is inserted into the Credit Agreement:

Restricted Payments.  Borrower shall not redeem or repurchase any interest in Borrower or make any distribution of assets to its partners, whether in cash, property or securities, except that Borrower may make distributions to its partners up to a three (3.00%) annual return on their investment in any one year, provided that no Event of Default is pending and such a distribution will not cause an Event of Default to occur.

6.   Security Instruments.  The Credit Documents which recite that they are security instruments shall secure, in addition to any other obligations secured thereby, the payment and performance by Borrower of all obligations under the Credit Documents, as modified hereby, and any amendments, modifications, extensions or renewals of the same which are hereafter agreed to in writing by the parties.

7.           Borrower’s Representations and Warranties.  Borrower represents and warrants to Lenders as of the date of this Modification and until repayment of all indebtedness of Borrower to Lenders:

(a)           Accuracy of Representations in Modification and Existing Credit Documents.  All representations and warranties made and given by Borrower in this Modification and the Credit Documents are accurate and correct.

(b)           Enforceable Credit Documents/No Conflicts.  The Credit Documents and this Modification are legal, valid and binding agreements of Borrower, enforceable in accordance with their respective terms.  This Modification does not conflict with any law, agreement, or obligation by which Borrower is bound.

8.           Borrower Acknowledgment.  Borrower hereby acknowledges and agrees that:

(a)           No Breach by Bank.  Lenders have not breached any duty to Borrower in connection with the Credit Documents, and Lenders have fully performed all obligations that the Lenders may have owed or now owe to Borrower.

(b)           Interest, Fees, and Other Charges.  All interest, fees or other charges imposed, accrued, or collected by Lenders under the Credit Documents or this Modification, and the method of computing the interest, fees, or other charges, were and are proper and agreed to by Borrower and were properly computed and collected.

(c)           Waiver.  By entering into this Modification, Lenders do not waive any existing defaults or any defaults hereafter occurring, and Bank does not become obligated to waive any condition or obligation in any agreement between or among any of the parties hereto.

(d)           No Future Obligations.  Lenders have no obligation to make any additional Loans or extension of credit to or for the benefit of Borrower, and Lenders have no obligation to provide additional forbearance or to extend further accommodations to Borrower.

(e)           No Third Party Beneficiaries.  This Modification is not intended for, and shall not be construed to be for, the benefit of any person not a signatory hereto.

(f)           Fair Consideration.  All payments made by Borrower to Lenders under the Credit Documents and this Modification are for fair consideration and reasonably equivalent value.

9.           Release.  Borrower hereby forever releases and discharges Lenders and their officers, agents, employees, attorneys, shareholders, insurers, predecessors, successors in interest, assigns, from any and all claims, demands, controversies, actions, causes of action, obligations, liabilities, expense, cost, attorneys' fees and damages of whatsoever nature and character of any kind, at law or in equity, past or present, which exist in favor of Borrower on the date of this Modification.

(a)  Waiver of Civil Code Section 1542.  It is the intention of Borrower that the foregoing release shall be effective as a bar to all actions, fees, damages, losses, claims, liabilities, demands or debts whatsoever, of any nature or kind, known or unknown, suspected or unsuspected.  It is further the intention of Borrower to expressly waive any and all rights and benefits conferred upon them by virtue of Section 1542 of the California Civil Code which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her, must have materially affected his settlement with the debtor.

(b)  Borrower expressly acknowledges that Borrower has separately bargained for the foregoing waiver of the provisions of Section 1542 of the California Civil Code.  Borrower expressly consents that this release shall be given full force and effect in accordance with each and all of its express terms and provisions.  Borrower acknowledges that Borrower has the required knowledge and experience to understand all provisions of this Modification.

10.   Governing Law.  This Modification shall be construed, governed and enforced in accordance with the laws of the State of California.

11.   Interpretation.  No provision of this Modification is to be interpreted for or against either Borrower or Lenders because that party, or that party's representative, drafted such provision.

12.   Full Force and Effect.  Except as set forth herein, all other terms and conditions of the Loan Documents shall remain in full force and effect.

13.   Reaffirmation.  Borrower hereby acknowledges, reaffirms and confirms its obligations under the Credit Documents, as amended and modified by this Modification.

14.   Entire Agreement.  This Modification and the Credit Documents represent the entire agreement of the parties and supersede all prior oral and written communication between the parties.  If there is any conflict between this Modification and any documents referred to herein, this Modification shall prevail.  No amendment of this Modification shall be valid unless it is in writing and is signed by the parties to this Modification.

15.   IN WITNESS WHEREOF, the parties have executed this Modification as of the day and year first above written.

SIGNATURES APPEAR ON THE FOLLOWING PAGES

OWENS MORTGAGE INVESTMENT FUND,
a California limited partnership,

By:           OWENS FINANCIAL GROUP, INC.,
a California corporation, its general partner

By:           /s/ Bryan H. Draper
Name:      Bryan H. Draper
Title:        Chief Financial Officer

2221 Olympic Boulevard
Walnut Creek, CA 94595
Fax: 925-935-1486

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CALIFORNIA BANK & TRUST, a California
banking corporation

By:           /s/ Carmen Sanz
Name:      Carmen Sanz
Title:        Vice President

By:
Name:
Title:

San Francisco Corporate Banking
465 California Street, First Floor
San Francisco, CA 94104
Fax:  415/875-1456

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FIRST BANK, a Missouri banking corporation, formerly FIRST BANK & TRUST

By:           /s/ William G. Nelle, Jr.
Name:      William G. Nelle, Jr.
Title:        SVP

By:
Name:
Title:

Commercial and Private Banking
550 Montgomery Street
San Francisco, CA 94111
Fax:  415/398-7190

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CITY NATIONAL BANK, a national
banking corporation

By:           /s/ Kevin P. McKenna
Name:      Kevin P. McKenna
Title:        Vice President

By:
Name:
Title:

Address:      555 South Flower Street, 16th Floor
                      Los Angeles, CA 90071
Fax:               213-673-8958

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ACKNOWLEDGMENT AND CONSENT

Guarantor acknowledges and consents to the foregoing Modification to Credit Agreement and all prior Modifications to Credit Agreement executed by Borrower and Lenders in connection with the Credit Agreement.  Guarantor further acknowledges that the Continuing Guaranty, dated August 31, 2001, executed by Guarantor in favor of Agent and Lenders remains in full force and effect without known defense as to the indebtedness of Borrower under the Credit Agreement, as previously and as herewith modified.

Dated:  October 13, 2009

OWENS FINANCIAL GROUP, INC.,
a California corporation

By:                         /s/ Bryan H. Draper
Printed Name:      Bryan H. Draper
Title:                     Chief Financial Officer

ACCEPTED AND ACKNOWLEDGED BY:

CALIFORNIA BANK & TRUST, AS AGENT FOR BANKS

By:                            /s/ Carmen Sanz

Printed Name:         Carmen Sanz

Title:                        Vice President

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